JONES                                    Partners:
     SIMKINS                                        Paul  D.  Simkins,  CPA
CERTIFIED  PUBLIC ACCOUNTANTS                       Michael C. Kidman,  CPA, MBA
95  West 100 South, Suite 200                       Brent S. Sandberg,  CPA
P.  O.  Box  747                                    Brett  C.  Hugie, CPA
Logan,  UT  84232-0747                              Mark  E.  Low,  CPA
Phone:  (435)  752-1510  * (877)  752-1510
Fax:    (435)  752-4878




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference on Form S-8 of our report dated February 11, 2002 with respect to the financial statements of Woodland Hatchery, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2001.


/s/  Jones  Simkins  LLP
------------------------

JONES  SIMKINS  LLP
Logan,  Utah
September  19,  2002